UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No.    )

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BARRETT BUSINESS SERVICES, INC.
(Name of registrant as specified in its charter)

ESTATE OF WILLIAM W. SHERERTZ KIMBERLY J. JACOBSEN SHERERTZ CHARLES M. GILLMAN
(Name of person(s) filing proxy statement, if other than the registrant)

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Headline: Stockholder Group Encourages BBSI to Cooperate for the Benefit of all Stockholders

Vancouver, Washington – Barrett Business Services, Inc. (“BBSI”) has continuously ignored requests of a shareholder group led by Kimberly J. Jacobsen Sherertz and the estate of her late husband William W. Sherertz, Chairman and CEO of BBSI at the time of his passing.

In an effort to establish a dialog with Barrett’s Board, the group has utilized a variety of channels. On November 22, 2011 and December 16, 2011 by both fax and certified mail the group reached out to current director and CEO Michael Elich, who the group has publicly supported. On December 16, 2011, the group issued a press release expressing its intent to collaborate with BBSI’s current Board to amend the Change in Control Agreements currently in place with key executives.

One of the group’s key objectives is to have the Board amend the company’s Change in Control Agreements as they are not in line with industry best practices and could materially damage shareholder value if they are not amended.

The group, through its attorney, reached out to BBSI’s counsel on December 31, 2011 by email and again on January 3, 2012 by phone with the intent of discussing the Change in Control Agreements. On January 9, 2012, the group’s attorney finally spoke by phone with counsel for BBSI and asked whether the Board would speak with the group about the agreements. Since then, the group has heard nothing from BBSI’s Board regarding the Change in Control Agreements.

BBSI Board has also ignored Ms. Sherertz’s request made by letter on December 21, 2011 that a special meeting of the stockholders be held on February 21, 2012. Ms. Sherertz, individually and as sole representative of her late husband’s estate, owns approximately 26% of the BBSI common stock, which entitles her to make such a request.

BBSI Directors and Management have an obligation to cause the special meeting to be called and let stockholders vote for directors at the special meeting, as proposed by Ms. Sherertz. The group is of the strong opinion that the incumbent Board’s attempt to potentially block the requested special meeting is incredibly detrimental to BBSI stockholders as is the company’s January 10, 2012 denial of Ms. Sherertz’s request for the company’s stockholder list made in her December 21st letter.

According to the group’s attorney, “The failure of BBSI’s Directors to cause BBSI to reasonably respond to the requests of Ms. Sherertz is a patent breach of fiduciary duty owed to Ms. Sherertz by the BBSI Directors for which they shall be held accountable.”

The group would like to reiterate its support for BBSI’s Branch Managers and CEO, Michael Elich.

“BBSI STOCKHOLDERS FOR VALUE” CONSISTS OF THE ESTATE OF WILLIAM W. SHERERTZ (THE “ESTATE”), KIMBERLY J. JACOBSEN SHERERTZ INDIVIDUALLY AND AS SOLE REPRESENTATIVE OF THE ESTATE, KEITH L. BARNES, CHARLES M. GILLMAN, W. SCOTT ROMBACH, MICHAEL L. BOGUSKI, LAWRENCE D. FIRESTONE, DANIEL C. MOLHOEK AND MARK D. STOLPER. THE ESTATE AND EACH OF MS. SHERERTZ AND MESSRS. BARNES, GILLMAN, ROMBACH, BOGUSKI, FIRESTONE, MOLHOEK AND STOLPER (THE “PARTICIPANTS”) ARE OR MAY BE DEEMED TO BE “PARTICIPANTS” UNDER THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN THE SOLICITATION OF PROXIES FOR THE ELECTION OF THEIR SLATE OF NOMINEES TO BARRETT BUSINESS SERVICES, INC.’S (“BBSI”) BOARD OF DIRECTORS AT THE SPECIAL MEETING OF STOCKHOLDERS THE ESTATE REQUESTED BE HELD ON FEBRUARY 21, 2012. IN CONNECTION WITH THE PARTICIPANTS’ INTENDED PROXY SOLICITATION, THEY HAVE FILED A PRELIMINARY AND A REVISED PROXY STATEMENT WITH THE SEC AND INTEND TO FILE A DEFINITIVE PROXY STATEMENT WITH THE SEC TO SOLICIT STOCKHOLDERS OF BBSI. INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THEIR PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON DECEMBER 30, 2011 AND THEIR REVISED PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON JANUARY 10, 2012, WHICH ARE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. STOCKHOLDERS OF BBSI ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION AND SUCH STOCKHOLDERS SHOULD RELY ON SUCH DEFINITIVE PROXY STATEMENT AND NOT ON THIS RELEASE OR ANY PRELIMINARY PROXY STATEMENT. THE DEFINITIVE PROXY STATEMENT WHEN FILED AND ANY OTHER RELEVANT DOCUMENTS RELATED TO SOLICITATION OF PROXIES WILL BE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

Contact:

Frederic Dorwart

FREDERIC DORWART, LAWYERS

Old City Hall

124 East Fourth Street

Tulsa, OK 74103

(918) 583-9924

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